Exhibit 99.1

Laser Photonics Welcomes Director With Expertise in Laser System Development for Pharmaceutical and Other Industries

Tim Miller, Founder of Control Micro Systems, Joins LPC’s Board of Directors

ORLANDO, Fla., Aug. 29, 2024 – Laser Photonics Corporation (LPC) (NASDAQ: LASE), a leading global developer of industrial laser systems for cleaning and other material processing applications, announced today that Tim Miller has been appointed to its board of directors, effective August 23, 2024. He will also serve as Chairman of LPC’s Compensation Committee.

Miller brings a wealth of expertise in laser systems for material processing to LPC’s board. Since 1983, he headed Control Micro Systems, Inc. (CMS), establishing it as a leading provider of turnkey laser systems for solving unique material processing challenges in manufacturing. CMS was a pioneer in software controls development for laser machines that covered a wide range of laser-based manufacturing processes, including marking, cutting, drilling, and welding. The company was also known for designing and building complete industrial laser systems for a broad range of industries, including the pharmaceutical sector.

“I’m pleased to welcome Tim to the board of Laser Photonics,” said Wayne Tupuola, CEO of Laser Photonics. “His vast expertise and the experience he has gained on his journey from founding Control Micro Systems to its successful sale makes him a valuable addition to the board of Directors. We are confident his experience will help us grow in existing markets and establish a presence in new sectors.”

Under Miller’s leadership, Control Micro Systems held four patents granted by the USPTO in aspects of laser manufacturing. By the time of the company’s sale for over $10 million in 2019 to 600 Group PLLC, a company that until April 2024 was listed on the AIM market of the London Stock Exchange, CMS had grown, without any third-party financing, to over 55 employees with annual revenues over $10 million. Miller holds a Bachelor of Science in computer science from the University of Central Florida.

Cautionary Note Concerning Forward-Looking Statements This press release contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding the Company’s plans, prospects, potential results and use of proceeds. These statements are based on current expectations as of the date of this press release and involve several risks and uncertainties, which may cause results and uses of proceeds to differ materially from those indicated by these forward-looking statements. These risks include, without limitation, those described under the caption “Risk Factors” in the Registration Statement. Any reader of this press release is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release except as required by applicable laws or regulations.

About Laser Photonics Corporation

Laser Photonics is a vertically integrated manufacturer and R&D Center of Excellence for industrial laser technologies and systems. LPC seeks to disrupt the $46 billion, centuries old, sand and abrasives blasting markets, focusing on surface cleaning, rust removal, corrosion control, de-painting and other laser-based industrial applications. LPC’s new generation of leading-edge laser blasting technologies and equipment also addresses the numerous health, safety, environmental, and regulatory issues associated with the old methods. As a result, LPC has quickly gained a reputation as an industry leader for industrial laser systems with a brand that stands for quality, technology and product innovation. Currently, world-renowned and Fortune 1000 manufacturers in the aerospace, automotive, defense, energy, maritime, nuclear and space industries are using Laser Photonics’ “unique-to-industry” systems. For more information, visit https://www.laserphotonics.com.

Investor Relations Contact:

laser@haydenir.com

Contact:

Karla Kizzort

Laser Photonics Corporation

kkizzort@laserphotonics.com